                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Bowater Incorporated:

We consent to incorporation by reference in the following Registration Statements, of our reports dated February 11, 2000, relating to the consolidated balance sheet of Bowater Incorporated and Subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, capital accounts, and cash flows for each of the years in the three-year period ended December 31, 1999, and all related schedules, which reports are incorporated by reference or included in the December 31, 1999, annual report on Form 10-K of Bowater Incorporated:

                                                                                               Filing
Form S-1                                                                                        Date
--------                                                                                       ------
No. 33-2444         -    Dividend Reinvestment and Stock Purchase Plan of Bowater
                         Incorporated                                                         12/27/85
Form S-3
--------
No. 333-57839       -    Bowater Incorporated common stock offered in exchange for
                         Exchangeable shares of Bowater Canada Inc.                            6/26/98
Form S-8
--------

No. 33-16277       -     Bowater Southern Hourly Employees' Profit-Sharing Plan                8/25/87

No. 33-25166       -     Bowater Incorporated 1988 Stock Incentive Plan                       10/27/88

No. 33-50152       -     Bowater Incorporated 1992 Stock Incentive Plan                        7/28/92

No. 33-61219        -    The Deferred Compensation Plan for Outside Directors of Bowater
                         Incorporated                                                          7/21/95

No. 33-64371       -     Great Northern Paper, Inc. Hourly 401(k) Savings Plan                11/17/95

No. 333-00555      -     Bowater Incorporated Salaried Employees' Savings Plan                 1/30/96

No. 333-00587       -    Great Northern Paper, Inc. Savings and Capital Growth Plan for
                         Salaried Employees                                                    1/31/96

No. 333-02989       -    Bowater Incorporated/Carolina Division Hourly
                         Employees' Savings Plan                                               4/30/96

No. 333-16941       -    Great Northern Paper, Inc. Savings and Capital Growth Plan for
                         Salaried Employees                                                   11/27/96

No. 333-16943       -    Great Northern Paper, Inc. Hourly 401(k)
                         Savings Plan                                                         11/27/96

No. 333-41471       -    Bowater Incorporated Salaried Employees' Savings Plan                 12/4/97

No. 333-41473       -    Bowater Incorporated 1997 Stock Option Plan                           12/4/97

No. 333-41475       -    Bowater Incorporated/Coated Papers and Pulp Division Hourly
                         Employees' Savings Plan                                               12/4/97

No. 333-84161            Bowater Incorporated Salaried Employees' Savings Plan                 7/30/99

No. 333-84163            Bowater Incorporated Savings Plan for Certain Hourly Employees        7/30/99

No. 333-84171            Bowater Incorporated/Coated Papers and Pulp Division Hourly
                         Employees' Savings Plan                                               7/30/99




                                             /s/ KPMG LLP
Greenville, South Carolina
March 21, 2000